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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 30, 2003


                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC
               (Exact Name of Registrant as Specified in Charter)



Delaware                            333-100581-04            35-2194249
State or Other Juris-               (Commission              (IRS Employer
Diction of Incorporation)           File Number)             Identification No.)


3770 Embassy Parkway                Akron, Ohio                      44333-8367
(Address of Principal Executive Offices)                             (Zip Code)




Registrant's telephone number, including area code:  (330) 670-3000



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Item 5.  Other Events and Required FD Disclosure

         Republic Engineered Products LLC (the "Company"), previously announced that to address operational challenges caused by damage to a blast furnace in Lorain during the Northeast power blackout on August 14, 2003, it was implementing a cost-structuring, cash-preservation program to maximize its ability to meet customer requirements, while negotiating with its insurance carriers and others for the funds needed to restore iron and steel production at Lorain. Today the Company announced that 1) it has informed Fleet Capital Corporation as Administrative Agent under the Company's credit facility, that it is in default under the overadvance provisions of that revolving credit facility, and 2) it is unable to timely make a required interest payment on its 10% senior secured notes (the "Notes"). The credit facility default also constitutes a default under the Company's $5.0 million loan from the Ohio Department of Development. The Company is working closely with its credit facility lenders, which continue to advance critical funds on a discretionary basis to enable continuity of operations, while reserving all rights, and with its customers under its cost-structuring, cash-preservation program. The Company expects to receive additional insurance proceeds going forward, and is negotiating with its creditors in an effort to obtain waivers and agreement as to the appropriate uses of such insurance proceeds.

         Republic Engineered Products LLC is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the Company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, New York; and Gary, Indiana. Republic employs approximately 2,400 people.

         All statements other than statements of historical fact included in this release, including statements regarding our future financial position, results of operations, business strategy, budgets, projected costs and plans and objectives for future operations, are forward-looking statements. In addition, these forward-looking statements generally can be identified by the use of forward-looking terms such as "may," "will," "expect," "intend," "estimate," "anticipate," "foresee," "project," "plan," or "believe" or the negative of these words or variations on these words or similar phrases. We have based these forward-looking statements on our current assumptions, expectations and projections about future events, which are subject to risks and uncertainties. We caution that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements, including the factors identified in Republic's filings with the Securities and Exchange Commission.




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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  REPUBLIC ENGINEERED PRODUCTS
                                  HOLDINGS LLC



Date: September 30, 2003            By:   /s/ Joseph A. Kaczka
                                       Chief Financial Officer, Vice President,
                                       Finance and Controller, Treasurer and
                                       Secretary